Exhibit 99.1

For Immediate Release

For Further Information
Refer to: John J. Haines
260-824-2900

FRANKLIN ELECTRIC ANNOUNCES BOARD OF DIRECTOR
CHANGES INCLUDING THE ELECTION OF MR. ALOK MASKARA AS
DIRECTOR OF THE COMPANY

Fort Wayne, IN - May 7, 2021 - The following changes have been made to the Board of Directors of Franklin Electric Co., Inc. (NASDAQ: FELE).

•David T. Brown has retired as a director of the company effective May 7, 2021 having reached the maximum Director age limit established by the Company’s by-laws. Mr. Brown has served as a director since 2008 and has contributed immeasurably to the success of the Company through his vast experience and vision. The Board and Company thank Mr. Brown for his service and wish him the best in all future endeavors.

•Alok Maskara has been elected to be a director of the Company effective May 7, 2021.

◦Mr. Maskara has been the Chief Executive Officer of Luxfer Holdings PLC since July 1, 2017. Mr. Maskara has nearly thirty years of leadership experience in multiple manufacturing and technology industries, including advanced materials, water and flow technologies, and electrical protection. Before joining Luxfer, he was a business segment President at Pentair Plc, a water solutions company, for eight years, where he led businesses of progressively larger sizes. Prior to Pentair, Mr. Maskara was employed by the General Electric Corporation where he gained significant experience in Lean Manufacturing through his leadership of an executive corporate initiative group focused on Lean. He subsequently led a stand-alone business unit in the water industry, which was later acquired by Pentair. Mr. Maskara also worked at McKinsey & Company in both their Chicago and Amsterdam offices. While at McKinsey, he advised businesses on industrial turnarounds and driving growth through customer insights and segmentation.
◦Mr. Maskara is a co-author of nine patents in advanced materials. He holds an M.B.A. from the J.L. Kellogg Graduate School of Management at Northwestern University, an M.S. in Chemical Engineering from the University of New Mexico, and a Bachelor of Technology degree in Chemical Engineering from the Indian Institute of Technology, Mumbai.

•Thomas R. VerHage was appointed Lead Independent Director succeeding Mr. Brown. Mr. VerHage has been a member of the Board since 2010.

"Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including those relating to market conditions or the Company’s financial results, costs, expenses or expense reductions, profit margins, inventory levels, foreign currency translation rates, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company’s business and industry, weather conditions, new housing starts, market demand, competitive factors, changes in distribution channels, supply constraints, effect of price increases, raw material costs, technology factors, integration of acquisitions, litigation, government and regulatory actions, the Company’s accounting policies, future trends, epidemics and pandemics, and other risks which are detailed in the Company’s Securities and Exchange Commission filings, included in Item 1A of Part I of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2020, Exhibit 99.1 attached thereto and in Item 1A of Part II of the Company’s Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements.

About Franklin Electric

Franklin Electric is a global leader in the production and marketing of systems and components for the movement of water and fuel. Recognized as a technical leader in its products and services, Franklin Electric serves customers around the world in residential, commercial, agricultural, industrial, municipal, and fueling applications.

Franklin Electric Contact:

John J. Haines
Franklin Electric Co., Inc.
260-824-2900
Email: jhaines@fele.com